We consent to the incorporation by reference in this Registration Statement of EMC Corporation on Form S-8 of our report dated January 21, 1998, on our audits of the consolidated financial statements and financial statement schedule of EMC Corporation as of December 31, 1997 and December 31, 1996 and for the years ended December 31, 1997, December 31,1996 and for the years ended December 31, 1997, December 31,1996, and December 30,1995, which report is included in the Company's Annual Report on Form 10-K.


                              /s/ Coopers & Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 19,1998